Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 133-150712 on Form S-8 of our reports dated March 3, 2010, relating to the financial statements of Coleman Cable, Inc. and subsidiaries, and the effectiveness of Coleman Cable, Inc. and subsidiaries internal control over financial reporting, appearing in this Annual Report on Form 10-K of Coleman Cable, Inc. and subsidiaries for the year ended December 31, 2009.

March 3, 2010
Chicago, Illinois